EXHIBIT 99.1

500 Linden Oaks
Rochester, New York 14625

VirtualScopics, Inc. Reports a Record Breaking Quarter
Revenue Growth of 47%, Gross Profit Increases 96%

ROCHESTER, NY – August 12, 2009 – VirtualScopics, Inc. (NASDAQ:  VSCP), a leading provider of quantitative imaging for clinical trials, today announced its financial results for the quarter and six months ended June 30, 2009.

Highlights include:
•	Revenues for the second quarter of 2009 increased 47% to $2.5 million, compared to prior year’s second quarter revenues of $1.7 million.
•	Gross profit for the second quarter of 2009 increased 96% to $1.4 million, compared to $0.7 million in the second quarter of 2008.
•	Gross margin increased to 55% in the second quarter ended June 30, 2009, compared to 41% in the second quarter of 2008, a 34% improvement.
•
Earnings before interest, taxes, deprecation and amortization, and excluding stock compensation of $269,016 and a loss from derivative financial instrument of $205,914 (“Adjusted EBITDA”), was $180,846 for the quarter ended June 30, 2009 compared to an Adjusted EBITDA loss of ($467,119) for the comparable period in 2008.

•	For the six months ended June 30, 2009, Adjusted EBITDA was $221,791 compared to a loss of ($899,727) for the first six months of 2008.
•
Net loss for the quarter ended June 30, 2009 was ($413,123) compared to a net loss of ($851,110) for the second quarter of 2008. For the six months ended June 30, 2009, net loss was ($1,169,236) compared to a net loss of ($1,775,623) for the six months ended June 30, 2008.

“This has been a transformational year for VirtualScopics,” stated Jeff Markin, president and chief executive officer of VirtualScopics.  “We have successfully progressed the company from a consumer of cash to a generator of cash.  I am especially pleased that we have accomplished this by building a strong operational foundation with a talented and committed team that is focused on our customers and returning value to our stockholders.”

“The second quarter of 2009 was the strongest financial quarter of the company’s history,” said Molly Henderson, chief business and financial officer of VirtualScopics, Inc. She continued, “On all significant comparative financial metrics, we demonstrated solid results. Our year to date Adjusted EBITDA improved over $1,100,000 compared to the same period last year. This significant improvement captures the essence of our progress over the past twelve months as well as the strength of our business.” She concluded, “We are very pleased with our financial results for the first half of 2009 and remain optimistic on our outlook for 2009.”

Jeff Markin and Molly Henderson will provide a business update and discuss these results during a conference call on Thursday, August 13, 2009 at 11:00 a.m. EDT. Interested participants should call 888-352-6795 when calling within the United States or 719-325-2192 when calling internationally.  The call can also be accessed at www.virtualscopics.com and will be available for 30 days after the call.

The Company defines Adjusted EBITDA as earnings less interest, taxes (if any), depreciation and amortization as further adjusted to exclude stock compensation expense and the loss on derivative instrument (mark to market adjustment for warrants).  The Company provides Adjusted EBITDA as a supplemental measure to GAAP regarding the Company's operational performance. This financial measure excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. The Company’s method of calculating Adjusted EBITDA, however, may differ from methods used by other companies, and, as a result, Adjusted EBITDA measures disclosed herein may not be comparable to other similarly titled measures used by other companies. The Company continues to provide information in accordance with GAAP, however, with the adoption of EITF 07-05 and the non-cash variable nature of stock compensation expense and their very substantial impact on the overall reported net losses, the Company believes it is also helpful for investors to receive additional information relating more specifically to the Company's operating results. Accordingly, the Company has presented Adjusted EBITDA which excludes the non-cash effects of EITF 07-05 and FAS 123R on its financial results. Management uses Adjusted EBITDA (a) to evaluate the Company's financial performance, (b) to set internal spending budgets, and (c) to measure operational profitability. In addition, investors have requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net loss, below.

About VirtualScopics, Inc.
VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development.  VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images.  In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster.  For more information about VirtualScopics, visit www.virtualscopics.com.

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Forward-Looking Statements
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contract awards, the risk that they may not get signed.  Other risks include the company’s dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

-Financial tables to follow-

CONTACT:	Company Contact:
Molly Henderson
Chief Business and Financial Officer
500 Linden Oaks
Rochester, New York 14625
(585)249.6231

VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008

Revenues	$2,541,316	$1,733,299	$4,675,685	$3,367,402
Cost of services	1,147,980	1,021,536	2,162,564	2,051,520
Gross profit	1,393,336	711,763	2,513,121	1,315,882
Gross margin	55%	41%	54%	39%

Operating expenses
Research and development	258,180	212,825	493,735	464,654
Sales and marketing	357,222	384,237	639,676	673,111
General and administrative	590,496	580,435	1,149,843	1,074,876
Stock-based compensation expense	269,016	284,228	554,348	687,291
Depreciation and amortization	119,126	116,765	236,636	234,332
Total operating expenses	1,594,040	1,578,490	3,074,238	3,134,264
Operating loss	(200,704)	(866,727)	(561,117)	(1,818,382)

Other income (expense)
Interest income	87	17,002	3,280	45,727
Other expense	(6,592)	(1,385)	(8,076)	(2,968)
Loss on derivative financial instrument	(205,914)	-	(603,323)	-
Total other (expense) income	(212,419)	15,617	(608,119)	42,759
Net Loss	(413,123)	(851,110)	(1,169,236)	(1,775,623)

Series B preferred stock cash dividend	84,520	84,520	169,040	169,760
Net loss attributable to common stockholders	$(497,643)	$(935,630)	$(1,338,276)	$(1,945,383)

Basic and diluted net loss per common share	$(0.02)	$(0.04)	$(0.06)	$(0.08)

Weighted average number of common shares outstanding
basic and diluted	23,738,855	23,358,625	23,636,886	23,302,346

VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2009	2008
Assets	(unaudited)

Current assets
Cash and cash equivalents	$3,157,927	$3,143,904
Accounts receivable	1,395,565	1,021,110
Prepaid expenses and other current assets	355,104	263,297
Total current assets	4,908,596	4,428,311
Patents, net	1,877,522	1,920,446
Property and equipment, net	428,960	355,479
Other assets	95,023	156,788
Total assets	$7,310,101	$6,861,024

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$984,035	$659,009
Accrued payroll	452,081	554,425
Unearned revenue	609,493	291,594
Derivative liability	1,026,231	-
Total current liabilities	3,071,840	1,505,028

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 15,000,000 shares authorized;
8,400 shares designated Series A; issued and outstanding: 3,773 at June 30, 2009, 3,976 at December 31, 2008; liquidation preference $1,000 per share	4	4

6,000 shares designated Series B; issued and outstanding: 4,226 at June 30, 2009 and December 31, 2008; liquidation preference $1,000 per share	4	4

Common Stock, $0.001 par value; 85,000,000 shares authorized; issued and outstanding, 23,758,632 at June 30, 2009 and 23,502,352 at December 31, 2008	23,759	23,503
Additional paid-in capital	13,881,704	16,546,550
Accumulated deficit	(9,667,210)	(11,214,065)
Total stockholders' equity	4,238,261	5,355,996
Total liabilities and stockholders' equity	$7,310,101	$6,861,024

	Three Months	Three Months
Adjusted EBITDA (non-GAAP measurement):	Ended	Ended
	June 30, 2009	June 30, 2008

Net loss	$(413,123)	$(851,110)
Interest income	$(87)	$(17,002)
Depreciation and Amortization	$119,126	$116,765
Stock-based compensation expense (non-cash)	$269,016	$284,228
Loss on derivative financial instrument (non-cash)	$205,914	-
Adjusted EBITDA	$180,846	$(467,119)
Basic and diluted, Adjusted EBITDA per common
share, non-GAAP	$0.01	$(0.02)

	Six Months	Six Months
Adjusted EBITDA (non-GAAP measurement):	Ended	Ended
	June 30, 2009	June 30, 2008

Net loss	$(1,169,236)	$(1,775,623)
Interest income	$(3,280)	$(45,727)
Depreciation and Amortization	$236,636	$234,332
Stock-based compensation expense (non-cash)	$554,348	$687,291
Loss on derivative financial instrument (non-cash)	$603,323	-
Adjusted EBITDA	$221,791	$(899,727)
Basic and diluted, Adjusted EBITDA per common
share, non-GAAP	$0.01	$(0.04)